                                  EXHIBIT 99.1

                                                           For Immediate Release

SL INDUSTRIES, INC. ANNOUNCES RECENT DEVELOPMENTS

            MT.  LAUREL,  NEW JERSEY,  JULY 25, 2002 . . . SL  INDUSTRIES,  INC.
(NYSE AND PHLX:SL)  today  announced that SL  Industries,  Inc. (the  "Company")
received  notification  from Credit  Suisse First Boston  ("CSFB") that CSFB had terminated its engagement as financial  advisor to the Company.  The termination was primarily the result of CSFB's internal  reorganization  and does not relate to the Company. Warren Lichtenstein, Chairman and Chief Executive Officer of the
Company  stated,  "We regret  that CSFB is unable to  complete  its  assignment;
however,  we do not anticipate that this development will cause a material delay in the process of exploring  the possible  sale of the Company.  The Company has contacted  several  other  financial  advisors  which  have  expressed  a strong interest in representing the Company and negotiations are in process."

            Lichtenstein  continued, "I would also like to take this opportunity to discuss two recent legal developments.  First, in connection with the ongoing litigation between Eaton Aerospace and the Company's  subsidiary,  SL Montevideo
Technology,  Inc. ("SL-MTI"), last week we received notice that the judge in the case had  issued  several  rulings.  The  lawsuit  was filed by Eaton  Aerospace alleging breach of contract and warranty in the defective design and manufacture of  a  high  precision  motor.  The  complaint  seeks  compensatory  damages  of approximately  $3,900,000.  Both parties filed, briefed and argued cross-motions for summary  judgment.  On July 18,  2002,  Eaton's  motion for partial  summary judgment was granted to the limited extent that the court found that SL-MTI sold motors to Eaton  Aerospace with an express  warranty and an implied  warranty of merchantability  and the  motion  was  denied in all other  respects,  the court indicating  that the  nature  and  extent of those  warranties  would have to be decided by the jury at trial.  Trial is currently  schedule for August 2002. The
Company  continues  to believe  that it has strong  defenses to these claims and intends to defend them vigorously."

            "The second development  occurred on June 12, 2002, when the Company and its subsidiary, SL Surface Technologies, Inc. ("Surf Tech") were served with notice of a class  action  complaint  filed in Superior  Court of New Jersey for
Camden  County.  The Company and Surf Tech are  currently  two of  approximately thirty-nine  defendants in this action.  The complaint  alleges that  plaintiffs suffered  personal injuries as a result of consuming  contaminated  ground water from the Puchack Wellfield caused by defendants disposal of hazardous substances at various  industrial  sites in the area. Surf Tech once operated a facility in the  area.  This  action  arises  from  the  same  factual  circumstances  as an administrative  action for environmental  remediation of the Puchack  Wellfield,

which involves Surf Tech and approximately six hundred other defendants. As with the  administrative  action,  the Company  believes it has significant  defenses against  the  class  action  plaintiffs'  claims  and  intends  to  pursue  them vigorously.  Technical data generated as part of remedial activities at the Surf
Tech Site have not established offsite migration of contaminants.  Based on this and other technical factors, the Company has been advised by its outside counsel that it has a strong  defense  against  the claims  alleged in the class  action plaintiffs' complaint as well as the administrative actions."

            For a further  description  of Eaton  Aerospace LLC v. SL Montevideo
Technology,  Inc.  and the  referenced  administrative  action,  please  see the
Company's  Annual  Report on Form 10-K and  Quarterly  Reports on Form 10-Q,  as
filed with the Securities and Exchange Commission.

ABOUT SL INDUSTRIES

            SL Industries, Inc. designs, manufactures and markets Power and Data
Quality  (PDQ)  equipment  and  systems  for  industrial,   medical,  aerospace,
telecommunications  and consumer  applications.  For more  information  about SL
Industries,  Inc.  and its  products,  please  visit the  Company's  web site at
www.slpdq.com.

Forward-Looking Statements

            This press  release  contains  statements  that are  forward-looking statements within the meaning of the Private Securities Litigation Reform Act of
1995.  These  statements  are  based  on  current  expectations,  estimates  and projections about the Company's  business based, in part, on assumptions made by management.  These  statements  are not  guarantees  of future  performance  and involve  risks,  uncertainties  and  assumptions  that are difficult to predict.
Therefore,  actual  outcomes  and  results  may differ  materially  from what is expressed  or  forecasted  in such  forward-looking  statements  due to numerous factors, including those described above and the following: the effectiveness of the cost reduction initiatives undertaken by the Company,  changes in demand for the  Company's  products,  product  mix,  the  timing  of  customer  orders  and deliveries,  the impact of  competitive  products  and pricing,  constraints  on supplies of critical  components,  excess or  shortage of  production  capacity, difficulties  encountered in the  integration  of acquired  businesses and other risks  discussed  from time to time in the  Company's  Securities  and  Exchange
Commission filings and reports.  In addition,  such statements could be affected by general industry and market conditions and growth rates, and general domestic and international  economic conditions.  Such  forward-looking  statements speak only as of the date on which they are made,  and the Company does not  undertake any  obligation  to update any  forward-looking  statement to reflect  events or circumstances after the date of this release.

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